ASSET PURCHASE
                                    AGREEMENT
















                                  NEOSOFT, INC.

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                            ASSET PURCHASE AGREEMENT


         COME NOW, Wolfe & Associates, Inc., a New Mexico corporation at 5325 Wyoming Boulevard, N.E., Suite 200, Albuquerque, New Mexico, 87109 (hereinafter referred to as "Buyer"); Buyer's parent company, SOS Staffing Services, Inc., a Utah corporation at 1415 South Main Street, Salt Lake City, Utah, 84115 (hereinafter referred to as "SOS"); Neosoft, Inc., a California corporation at 25 First Street, Suite 105, Cambridge, Massachusetts, 02141 (hereinafter referred to as "Seller"); Tirumala V. Chaparala (hereinafter referred to as "Principal"); and Sujana Chaparala and Tirumala Chaparala as trustee for Rohit Chaparala and Sindura C. Chaparala (the other shareholders of Seller, and together with Principal, hereinafter referred to as "Shareholders") and agree as follows:

                                   WITNESSETH:

         WHEREAS, Seller owns the assets and business set out in Article 1 and Exhibits A, B and C herein and desires to sell them to Buyer;

         WHEREAS, Principal is an officer, director and shareholder of Seller and stands to benefit from Seller transferring said assets to Buyer;

         WHEREAS, the Shareholders are authorized to vote all of the outstanding shares of the Seller and are the only shareholders of Seller;

         WHEREAS, Buyer desires to purchase said assets and business from Seller for cash and other consideration;

         WHEREAS,   the  parties  desire  to  enter  into  a  written  Agreement describing and setting forth the terms and conditions under which they will transfer ownership of said assets and business;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants
and  conditions   hereinafter  set  forth,  and  for  other  good  and  valuable consideration, the parties agree as follows:

1.       (a)      Buyer  agrees to purchase and Seller  agrees to sell,  convey, transfer,  and deliver to Buyer the business and assets as set out more  specifically in Exhibits A, B and C which are hereby incorporated  by  reference  as if fully set forth herein (the
                  "Assets").  The "Business" shall mean the business  activities conducted by Seller's staffing division of employing  software programmers and making those programmers available to Seller's customers  on a contract  basis as temporary  staff.  Buyer is only  purchasing  the assets set forth on Exhibits A, B and C.
                  Seller  is  conveying  to Buyer  only  the  assets  listed  on
                  Exhibits A, B and C. Assets not  referenced  or  identified on
                  Exhibits A, B and C shall not be transferred to Buyer.
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         (b)      Seller  agrees to sell or  convey  to Buyer  and Buyer  hereby agrees to purchase and assume the  equipment and real property leases,  third party contracts and/or other liabilities listed in  Exhibit  D of  this  Agreement,  provided,  however,  with respect to the employment  agreements  described in Exhibit D, no such  employment  agreement shall be assumed by Buyer until
                  the  date  that  the  respective   employee's   H-1B  visa  is
                  transferred to Buyer as described in Article 13. Buyer shall also assume all liabilities described in Exhibit E which are related to Buyer being considered a successor employer for Seller's H-1B visa status employees. Seller shall remain fully responsible and liable for all Seller's liabilities, except for the liabilities specifically identified on Exhibits D and E, which Buyer hereby agrees to assume. Buyer does not in any way or manner assume any debt, liability, or obligation of Seller, other than those set forth in Exhibit D and E, whether known or unknown, whether asserted or un-asserted, whether absolute or contingent. Buyer hereby specifically assumes the obligations for real property lease, contingent upon the landlord's approval, arising after Closing for the real property referenced in Exhibit A, to wit: the real property lease for the demised premises located at 25 First Street, Suite 105, Cambridge, Massachusetts, 02141.

         (c) Seller shall pay all sales taxes, if any, due as a result of the closing of this Agreement.

         2. In consideration for receiving said Assets and in consideration of the representations, warranties, and covenants of Seller set forth herein, Buyer agrees to pay Seller the following amounts on the conditions set forth herein:

         (a) (i) At the time of Closing of this Agreement, Buyer shall pay Seller Five Million Dollars ($5,000,000.00), by direct wire transfer (or other method designated by Seller) to an account which has been designated by Seller.

                  (ii) At the time of Closing of this Agreement, Buyer shall deliver to Seller the sum of Five Hundred Thousand Dollars ($500,000.00), which represents the principal amount of the earnest money deposit being held in escrow, plus accumulated interest.

                  (iii) The payments made pursuant to this Article 2(a) in the amount of Five Million Five Hundred Thousand Dollars ($5,500,000.00) shall be hereinafter referred to as the "Initial Purchase Price."

         (b) (i) In addition to the Initial Purchase Price, Buyer shall pay Seller four (4) times the EBIT (as defined in Article 2 (c) herein) earned by the Business as operated by Buyer during the period commencing on July 1, 1998 and continuing through June 30, 1999 (the "First Earnout Period") which is greater than
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                  the EBIT earned by the Business for the period commencing July
                  1, 1997 and continuing through June 30, 1998. The parties agree that the EBIT for the period commencing July 1, 1997 and ending June 30, 1998 was $950,000. Buyer shall pay Seller three (3) times the EBIT earned by the Business during the period commencing July 1, 1999 and continuing through June 30, 2000 (the "Second Earnout Period") which is greater than the EBIT earned by the Business during the First Earnout Period. Buyer shall pay Seller two (2) times the EBIT earned by the Business during the period commencing July 1, 2000 and continuing through June 31, 2001 (the "Third Earnout Period") which is greater than the EBIT earned by the Business during the Second Earnout Period. Each such Earnout Payment shall be paid within forty-five (45) days from the close of the Earnout Period for which it is made.

                  (ii) The total Earnout payments made pursuant to this Article 2 (b) shall not exceed Nine Million Dollars (9,000,000.00).

         (c) (i) "EBIT," in all respects, shall be calculated on an accrual basis in a manner consistent with generally accepted accounting principles. "EBIT" as used in this Agreement means gross sales of the Business (total sales of goods and services) less the following adjustments and discounts arising directly from the conduct of the Business; the cost of sales (temporary employee or contractor programs, direct costs, temporary or contractor payroll, temporary or contractor payroll taxes, i.e. FICA, unemployment, etc., temporary or contractor worker's compensation, drug testing and bonding insurance); staff and consultant expenses (staff or consultant payroll, temporary staff or consultant payroll, commissions and bonuses, branch staff, temporary staff and consultant payroll taxes, i.e. FICA, unemployment insurance, etc., branch staff worker's compensation, sales and travel, group insurance, background checks, and drug testing); advertising expenses (specialty items, classified ads, Yellow Pages, promotional events, other advertising); operation expenses (telephone, office supplies, legal, professional, postage and delivery, petty cash, training expenses, and other operating expenses); facilities expenses (rent, repair and maintenance, and utilities); bad debt (to constitute a bad debt, the receivable must be actually written off); miscellaneous expenses (dues and subscriptions, adjustments/recoveries, and reimbursements); printing expenses; computer expenses; consultation expenses; taxes (exclusive of federal, state and local income tax) and insurance; or loss on disposal of assets; depreciation of current assets and other expenses (career fair; services fees, internal expenses, etc.). EBIT shall be increased by the amount of any gain on disposal of assets and other current income (bad debt recovery, finance charges collected and other income). Except for receivables due from a customer that is in bankruptcy, no receivable aged less than one hundred eighty (180) days shall be written off without the permission of Seller. No receivable for which Buyer seeks and obtains indemnification pursued to Article 11 shall be written off or treated as bad debt. After the Closing


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                  Date, all accounts  receivable  aged more than one hundred and eighty (180) days shall be  considered  bad debt,  unless such
                  account  is  subject   to  a  payment   plan  which   requires
                  substantial and regular payments to be completed within one year. Upon breach of any such payment plan, the remaining receivable shall be considered a bad debt. All recoveries made on any receivables written off as a bad debt shall be added back to total sales. EBIT shall exclude all corporate or home office expenses or allocations. EBIT shall exclude interest and amortization expenses, EBIT shall exclude any additional purchase price paid in the form of the Earnout Payments. EBIT shall be based only on the operation of the Business and shall not include the profit or loss any other operating unit of
                  Buyer.   Buyer's   obligation  to  pay  the  Earnout  Payments
                  described   herein  shall  be   independent   of   Principal's
                  employment with Buyer and shall survive Principal's separation from employment with Buyer for any reason or cause.

                  (ii) Seller acknowledges and agrees that EBIT will be based on Buyer's operation of the Business. Seller acknowledges and agrees that there shall be no limitation on Buyer's operation of the Business during the Earnout Period, except that Buyer shall operate the Business in a manner consistent with good business judgment, consistent with Buyer's past practices with respect to acquired businesses and as a separate operating division for accounting purposes with separate profit and loss statements. Buyer shall not incur any unreasonable expenses in order to reduce the amount of the Earnout Payments. Seller acknowledges that Buyer's workers' compensation insurance, unemployment insurance, bonding insurance, cost of employee benefits and other costs differ from Seller's and past performance will not necessarily be indicative of future profits.

                  (iii) During the Earnout Periods, Buyer shall provide Seller with profit and loss statements on a monthly basis. Such statements shall be provided within a reasonable time after the close of the month for which the statement is generated. Buyer's representatives will make the determination of the EBIT for each Earnout Period and deliver a copy of such determination, including the financial data which served as the basis for such determination, to the Seller. If Seller disagrees with Buyer's determination, Buyer and Seller shall negotiate in good faith to reach an agreement as to the EBIT. If no agreement can be reached within twenty (20) days, then at Seller's expense, a third party independent auditor acceptable to both Buyer and Seller shall audit the books and records of the Business and make a determination as to the EBIT. In the event that the Buyer and Seller cannot agree upon the appointment of a third party independent auditor, then they shall jointly send a written request to the American Arbitration Association located in Salt Lake County, Utah or to a nationally recognized trade association asking that such entity recommend a third party independent auditor located in Salt Lake County, Utah, and the auditor so recommended shall

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                  be deemed to be the third party  independent  auditor selected by Buyer and Seller. The third party independent auditor's determination of the EBIT shall be final. Notwithstanding the foregoing, the third party independent auditor shall have no power to alter or modify any express provision of this
                  Agreement,   nor  shall  he/she  make  any   determination  or
                  calculation which, by its terms, effects any such alteration or modification. The Earnout Payments shall be made based on the third party auditor's determination of EBIT. If the third party auditor's determination is materially different than Buyer's determination in Seller's favor, then Buyer shall reimburse Seller the cost of the third party auditor. As used herein "material" shall mean a $20,000.00 difference between
                  Buyer's   determination  of  the  EBIT  and  the  third  party
                  auditor's determination of the EBIT in Seller's favor.

         (d) In the event that Principal's employment with Buyer or SOS is terminated by Buyer or SOS without cause or by Principal for "Good Reason" (as defined in the Employment Agreement), and such termination occurs prior to the completion of the Third Earnout Period, then for the Earnout Period in which the termination occurs, Buyer shall pay Seller an Earnout Payment based on the annualized EBIT earned by the Business during the Earnout Period during which the termination occurred. The Earnout Payment for any future Earnout Periods remaining shall be based upon the annualized EBIT earned by the Business during the Earnout Period during which the termination occurs is made multiplied by the annual growth rate of EBIT from the Effective Date to the date that the termination occurs. Such payment shall be made within thirty (30) days from the date of the termination and shall terminate all other obligations of Buyer and SOS under Section 2 (b) of this Agreement.

         (e) The parties agree that the Initial Purchase Price payment of Five Million Five Hundred Thousand Dollars ($5,500,000.00) shall be allocated as follows:

                  to Goodwill: $4,877.959.97;
                  to Accounts Receivable:  $507,051.98;
                  to Customer Lists: $10,000.00;
                  to Employee Lists:  $10,000.00;
                  to Pre-paid Deposits:  $8,394.75;
                  to the Non-Competition Covenant: $75,000.00; and to Property, Facilities and Equipment $11,593.30.

                  All additional payments made hereunder shall be allocated to Goodwill.

                  All parties agree to file IRS Form 8594 reflecting the purchase price allocation contained herein.

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         3. As further  consideration for Buyer to enter into this Agreement and in consideration for Buyer making payments to Seller pursuant to Article 2 and in consideration of Principal benefiting from this Agreement, Principal agrees to the following:

         (a) For a period commencing on the Closing Date hereof and continuing until the later of (i) sixty (60) months or (ii) twelve (12) months following termination of Principal's employment with the Company and whenever such termination may occur, whether prior to, concurrently with, or after the expiration or early termination of the employment term specified the employment agreement referenced in Article 14 of this Agreement; provided however, that if Principal's employment with Buyer is terminated without "Cause," as defined in Principal's employment agreement or if Principal's employment with Buyer is terminated by Principal for "Good Reason" as defined in the Employment Agreement, then for twelve (12) months following such termination (the "Covenant Period"), Seller and Principal shall not, for any reason directly or indirectly: (i) solicit or otherwise deal with any client of the Buyer, any affiliate or any of their successors in interest in a manner designed to (or that could) take business away from the Buyer, any affiliate or any of their successors in interest; (ii) solicit or otherwise induce any employee of the Buyer, any affiliate or any of their successors in interest to terminate his/her employment with the Buyer, any affiliate or any of their successors in interest; or (iii) hire or solicit any consultant under contract with the Buyer, any affiliate or any of their successors in interest or encourage such consultant to terminate such relationship. During the Covenant Period, Seller and Principal shall not, for any reason, within one hundred (100) miles of Seller's Office or any office in which Principal works on a permanent basis as an employee of Buyer, directly or indirectly: (i) engage in software consulting, contract staffing or outsourcing business; or provide any other related service; (ii) enter the employ of, or render any services to or consult with, any person engaged in competition with the Buyer, any affiliate or any of their successors in interest; (iii) become associated with or interested in any person engaged in competition with Buyer in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent or trustee; provided, however, each Principal may own, directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange or over-the-counter if such Principal is not a controlling person of, or a member of a group which controls, such person and does not, directly or indirectly, own 5% or more of any class of securities of such person. (The covenant contained in this Article 3 (a) shall hereinafter be referred to as the "Restrictive Covenant"),

         (b) Principal acknowledges that he will be able to earn a livelihood without violating the Restrictive Covenant. Principal further acknowledges: (i) that the consideration for the covenant is adequate, (ii) that compliance with the

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                  Restrictive  Covenant contained in this Article 3 is necessary to protect the business and goodwill of the Buyer, any affiliate's or its successors in interest, (iii) that a breach will result in irreparable and continuing damage to the Buyer or its successors in interest, for which money damages may not provide adequate relief and (iv) that the Restrictive Covenant is reasonable and valid in scope, and geographical and temporal breadth and in all other respects. Consequently,
                  Principal agrees that, in the event that he breaches the restrictive covenant of this Article 3, the Buyer or its successors in interest shall be entitled to seek: (1) a
                  preliminary   or   permanent   injunction   to   prevent   the
                  continuation  of harm,  and (2) money damages  insofar as they
                  can  be  determined.   Nothing  in  this  Agreement  shall  be
                  construed to prohibit the Buyer or its successors in interest from also pursuing any other remedy, the parties having agreed that all remedies are cumulative.

         (c) The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenant upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenant. If the courts of any one or more of such jurisdictions hold the Restrictive Covenant unenforceable by reason of its scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Buyer's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenant, as to breaches of the Restrictive Covenant in such other respective jurisdictions, the Restrictive Covenant as it relates to each jurisdiction being, for this purpose, severable into a diverse and independent covenant.

         4. The "Closing" of the transactions contemplated by this Agreement shall take place at 9:00 a.m. (Mountain Daylight Time) on July 1, 1998 (the "Closing Date") at 1415 South Main Street, Salt Lake City, Utah, 84111, SOS's principal office. Closing may also take place at any other time or place mutually agreed to in writing by the parties. The parties agree that the Closing may take place by exchanging signed documents at the time of Closing via facsimile. The parties agree that a facsimile signature shall have the same force and effect as a signature on an original document.

         This Agreement shall be effective upon its execution by each party hereto. For all purposes, the transfer of the Assets and Business herein described to Buyer is hereby recognized as occurring at 12:01 a.m. on July 1, 1998, regardless of the date when this Agreement shall be executed. At 12:01 a.m. on July 1, 1998, Buyer will also commence operation of Seller's Business with respect to the Assets purchased. July 1, 1998 shall be referred to herein as the "Effective Date".

         5   (a)  At Closing,  Seller and  Principal  shall deliver to Buyer the following:

                 (i) A Bill of Sale for all items of personal and tangible property to transferred hereby;

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                 (ii)    An assignment of all  trademarks  and trade names to be
                         transferred hereby;

                 (iii)   All Assets to be transferred hereby; and

                 (iv)    Lien releases for any encumbered Asset.

          (b) At Closing, Buyer or SOS shall deliver to Seller or Principal the following:

                 (i) All funds, monies or SOS Stock described in Article 2 herein;

                 (ii) Certificate that all necessary consents have been obtained; and

                 (iii)   Executed   Employment   Agreement   between  Buyer  and
                         Principal.

         6. In the event the transaction contemplated by this Agreement does not close, Buyer will maintain as confidential all proprietary information and shall not use for any reason any proprietary information which it or any of its representatives may obtain from Seller, any of its employees or the Principals. This restriction shall not apply, however, (i) as may otherwise be required by law (if such disclosure is required by legal process, Buyer shall notify Seller, prior to any response to such legal process. Thereafter, Seller, at its sole cost and expense, may oppose such disclosure), (ii) to the extent such information (A) shall be or have become publicly available, (B) was legally available to Buyer on a non-confidential basis prior to its disclosure by Seller or (C) becomes available to Buyer on a non-confidential basis from a person other than Seller or (iii) with respect to disclosure by Buyer to parties to whom disclosure may be required or desirable in connection with the transactions contemplated by this Agreement, provided such parties agree to be bound by the provisions of this Article 6. This confidentiality Agreement will also apply to any proprietary information not purchased by Buyer regardless of whether the transaction closes.

         7. Seller and Principals represent and warrant to the Buyer that the statements made herein below are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date. As used in this Article 7, "material" shall mean any discrepancy in the financial statements or representations that in the aggregate have an impact of more than twenty-five thousand dollars ($25,000.00).

         (a) Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of California. Seller has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it. Seller is not in default under or in violation of any provision of its charter, articles of incorporation, or bylaws.

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

         (b) Seller has good and marketable title to all the Assets listed in Article 1 and Exhibits A, B and C. All Assets are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, or claims, except as set forth in Exhibits A, B and C.

         (c) To the Knowledge of Seller and Principal, all accounts receivable of Seller listed on Exhibit C represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are fully collectable.

         (d)      Neither the execution nor the delivery of this  Agreement will
                  (i) violate any statute, regulation, judgment, order, or other restriction of any governmental agency or court; or (ii) conflict with, result in a breach or default under any material Agreement, contract, license, or other arrangement to which Seller is a party.

         (e) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

         (f) Seller has filed all income tax returns that it was required to file, has paid in full all taxes associated with such tax returns except for those contested in good faith and is not deficient on any tax payments or liabilities.

         (g) To the extent required by law, Seller has maintained workers' compensation insurance on each of its employees at all times since Seller's incorporation. Seller has paid all workers' compensation insurance premiums and is not deficient on any such premium payment.

         (h) Seller has complied with all environmental, health, and safety laws which are applicable to it in all material respects and does not have any material liability relating to any environmental, health, or safety law.

         (i) Seller has complied with all federal, state and local equal employment opportunity and anti-discrimination laws in all material respects and does not have any material liability relating to any federal, state or local equal employment opportunity or anti-discrimination law.

         (j) Seller has complied with Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in all material respects and does not have any material liability relating to ERISA.

         (k) Seller has complied with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") in all material respects and does not have any material liability relating to COBRA.

         (l) Seller has paid or provided for the payment of all payroll taxes and other withholdings mandated by federal, state and local laws, including, but not limited to, workers compensation, unemployment insurance, FICA, Medicaid and employee income tax withholdings, except as provided for in
                  Article 13.

         (m) Seller has complied with the federal Occupation Safety and Health Act, National Labor Relations Act, and the Fair Labor Standards Act, and any equivalent state or local laws in all material respects and does not have any material liability relating to any such law.

         (n) Seller has complied with all laws, regulations, rules and requirements issued by any and all governmental entity related to the eligibility of its employees to work in the United States of America. Seller warrants, to the Knowledge of Seller and Principal, that all H-1B and other visas sponsored by Seller and used by its employees are validly issued and were obtained in accordance with all related laws, regulations, rules and requirements and that, to the Knowledge of Seller and Principal, all applications sponsored by or made by Seller were truthful in all respects.

         (o) All financial statements and information provided by Seller to Buyer are true, correct and complete in all material respects.

         (p) Seller warrants that it has used the services of Delhi and Dublin Ventures as a broker in connection with the transaction contemplated by this Agreement and has not used the services of any other broker or agency in connection with the transaction contemplated by this Agreement. Seller warrants that it shall pay all costs and fees due Delhi and Dublin Ventures in connection with the transaction contemplated by this Agreement and is not obligated to pay any other broker, agency or finder's fee in connection with the transaction contemplated by this Agreement.

         (q) As used herein, Principal or Seller shall be deemed to have "Knowledge" of a particular fact or other matter if: (i) Principal or Seller is actually aware of such fact or other matter; or (ii) a prudent individual having access to the same information as Principal and Seller could reasonably be expected to discover or otherwise become aware of such fact or other matter. Seller will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is servingas a director, officer, partner, executor or trustee of Seller (or in any similar capacity) has Knowledge of such fact or other matter.

         8. Buyer and SOS represent and warrant to Seller and Principal that the statements made below are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as described herein.

         (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of New Mexico. Buyer has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it. Buyer is not in default under or in violation of any provision of its charter, articles of incorporation, or bylaws.

         (b) Buyer is sufficiently capitalized to undertake and perform the obligations and covenants under this Agreement.

         (c) The Buyer's board of directors has approved the terms of this Agreement and the officers of Buyer have been duly authorized to enter into and execute this Agreement and to perform the obligations of Buyer hereunder.

         (d) The Buyer has obtained all necessary consents to enter into this Agreement.

         (e)      Neither the execution nor the delivery of this  Agreement will
                  (i) violate any statute, regulation, judgment, order, or other restriction of any governmental agency or court; or (ii) conflict with, result in a breach or default under any Agreement, contract, license, or other arrangement to which Buyer is a party.

         (f) Buyer warrants that it has not used the services of any broker or agency in connection with the transaction contemplated by this Agreement. Buyer warrants that it is not obligated to pay any broker, agency or finder's fee in connection with the transaction contemplated by this Agreement.

         9. SOS and Buyer represent and warrant to Seller and Principal that the statements made below are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as described herein.

         (a) SOS is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah. SOS has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it. SOS is not in default under or in violation of any provision of its charter, articles of incorporation, or bylaws.

         (b) SOS's board of directors has approved the terms of this Agreement and the officers of SOS have been duly authorized to enter into and execute this Agreement and to perform all the obligations of SOS hereunder.

         (c) SOS has obtained all necessary consents to enter into this Agreement.

         (d)      Neither the execution nor the delivery of this  Agreement will
                  (i) violate any statute, regulation, judgment, order, or other restriction of any governmental agency or court; or (ii) conflict with, result in a breach or default under any Agreement, contract, license, or other arrangement to which SOS is a party.

         (e) SOS warrants that it has not used the services of any broker or agency in connection with the transaction contemplated by this Agreement. SOS warrants that it is not obligated to pay any broker, agency or finder's fee in connection with the transaction contemplated by this Agreement.

         (f) SOS is sufficiently capitalized to undertake and perform its obligations and covenants under this Agreement, including the obligation to guarantee the performance of Buyer hereunder.

         10. Seller and Principal agree to indemnify Buyer and SOS, and hold Buyer and SOS harmless from any material loss, damage, expense, liability, or claim, including without limitation, attorney's fees and expenses of litigation, to which Buyer or SOS may become subject arising out of: (a) any material misstatement of the Seller or Principal as warranted in Article 7; (b) any material failure of Seller or Principal to perform any of its or his covenants, Agreements or undertakings contained in this Agreement or in any other Agreement executed in connection with the transactions contemplated herein, except for Principal's employment agreement and his performance thereunder. Nothing herein shall be construed as creating any indemnification in Buyer's favor based on Principal's employment agreement and his performance, or non-performance, thereunder; (c) any undisclosed liability (whether known or unknown, whether asserted or un-asserted, whether absolute or contingent) for any claim relating to Seller or the Business; (d) any liability arising from or related to the operation of the Business by Seller prior to Effective Date, except as specifically assumed by Buyer pursuant to this Agreement; or (e) any account receivable described in Exhibit C which remains unpaid after one hundred eighty
(180)days (180) from the Effective Date.

              In no event shall the aggregate payments made by Seller and Principal pursuant to this Article 10 exceed Two Million Seven Hundred and Fifty Thousand Dollars ($2,750,000).

              As used in this Article 10, "material" shall mean losses, damages, expenses, liabilities or claims, including without limitation, attorney's fees and expenses of litigation which are twenty-five thousand dollars ($25,000.00) in the aggregate, except that Seller shall reimburse Buyer for any account receivable described in Exhibit C which remains unpaid after one hundred eighty
(180) days from the Effective Date, however any such payment for the receivables shall be excluded from the twenty-five thousand dollars ($25,000.00)-cap.

         11. Buyer and SOS agree to indemnify Seller and Principal and hold Seller and Principals harmless from any material loss, damage, expense, liability, or claim, including without limitation, attorney's fees and expenses of litigation, to which Seller or Principals may become subject arising out of:
(a) any material failure of Buyer to perform any of its covenants, Agreements or undertaking contained in this Agreement or in any other Agreement executed in connection with the transactions contemplated herein; (b) any material misstatement of Buyer as warranted in Article 8 or 9; (c) Buyer's operation of the Business after the Effective Date; or (d) any liability specifically assumed by Buyer hereunder.

              As used in this Article 11, "material" shall mean losses, damages, expenses, liabilities or claims, including without limitation, attorney's fees and expenses of litigation which are twenty-five thousand dollars ($25,000.00) in the aggregate.

         12. Buyer agrees to employ the Principal for a period of four (4) years following the Closing Date pursuant to the terms and conditions of a separate employment agreement. The form of the employment agreement is attached hereto as Exhibit F.

         13. Seller, at its sole expense, shall immediately qualify and obtain a Certificate of Authority from the Secretary of State or other appropriate authority in each state where Seller has employees working as of the Effective Date. Seller, at its sole expense, shall also immediately obtain income tax withholding and unemployment accounts from each such state's taxing and employment services authorities. Seller, at its sole expense, shall also immediately obtain any other item required to conduct business in such states.

             After the Closing of this Agreement, if Buyer determines to assign employees leased hereunder from Seller to a state where Seller is not qualified to transact business, Seller shall, at Buyer's sole expense, qualify and obtain a Certificate of Authority in each such state. Seller, at Buyer's sole expense, shall also obtain income tax withholding and unemployment accounts from each such state's taxing and employment services authorities. Seller, at Buyer's sole expense, shall also obtain any other item required to conduct business in such state.

         14. Buyer agrees that it shall offer employment to each of Seller's current employees which it deems is suitable for employment with Buyer.
Alternatively, Buyer shall assume and accept the assignment of each such employee's employment contract with Seller. For each of Seller's former employees hired by Buyer, Buyer shall recognize time of service with Seller as time of service with Buyer for purposes of non-health, life or disability benefits, such as, 401(k) eligibility and matching contribution vesting, C-125, etc. Seller acknowledges that Buyer maintains a drug-free workplace policy and that all of Seller's former employees hired by Buyer will be subject to such policy. Such staff employees shall be exempt from the pre-employment drug screen, but shall be subject to all other provisions of the policy applicable in the state where work is being performed, including random testing. After the Closing, each of Seller's employees hired by Buyer will be subject to post-incident screening. Buyer may modify its policy at any time to reflect changes in statutory or case law or for any other reason consistent with good business judgment.

              Seller and Principal shall make reasonable assurances and efforts to encourage Seller's existing employees to accept employment with Buyer. Buyer and Seller acknowledge and agree that due to the requirements of the INS relating to transfer of H-1B visas and the legal permanent residency process, Seller will lease to Buyer any employees who are subject to H-1B visas and the legal permanent residency process until such time as the INS approves and processes the transfer of H-1B visas or finally approves the legal permanent residency of such employees. Such employees will be leased to Buyer at the cost of the salary of such employee plus any allocation of actual overhead and benefit costs of Seller relating to such leased employees.

             Buyer and Seller further agree to cooperate in every way in order to expedite the transfer of Seller's employees subject to H-1B visas to Buyer. Buyer agrees to begin the transfer process immediately following the Closing Date.

         15. Seller shall pay all staff, consultant, contractor and temporary employee benefits, costs and expenses earned prior to the Effective Date of this Agreement. Seller agrees to pay before the Effective Date or to accrue and maintain adequate reserves for any staff and temporary employee benefits earned prior to the Effective Date of this Agreement, but to be paid after the Effective Date. For those employee benefits, costs or expenses which a specific date cannot be determined, Buyer and Seller shall share the payment of the benefit, cost or expense on a pro-rated basis.

         16. Buyer agrees to assist Seller to collect accounts receivable. Such assistance shall be limited to turning over payments due Seller which are received by Buyer within five (5) days of receipt of such payment. If Buyer receives payment for both its services as well as Seller's, Buyer will deposit said funds in its accounts and pay the amount due Seller to Seller within five
(5) days of receipt of such payment. Payments for which no invoice is designated shall be applied to the oldest outstanding invoice.

             Seller agrees if it receives any payment for any account receivable due Buyer that it will turn over such payment to Buyer when received by Seller. If Seller receives payment for both its services as well as Buyer's, Seller will deposit said funds in its accounts and pay the amount due Buyer to Buyer. Payments for which no invoice is designated shall be applied to the oldest outstanding invoice.

         17. To the extent that Seller's rights under any agreement, contract, commitment, lease or other Asset to be assigned to Buyer hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller shall use its best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or in any attempted assignment would be ineffective or would impair Buyer's rights under the Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Asset, shall act after the Closing as Buyer's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Asset, with buyer in any other reasonable arrangement designed to provide such benefits to Buyer. Buyer, Seller, and Principal agree to take such further action as is necessary to carry out the purpose of this Agreement, including the execution and delivery of such further instruments and documents as any party reasonably may request.

         18. All of the representations and warranties contained in this Agreement shall survive the Closing Date (except that representations and warranties that specifically relate to a particular date or period shall be true and correct as of such date and for such period) and shall continue in full force and effect until the date of the first anniversary of the Effective Date, except that the representations and warranties related to taxes and ERISA shall continue in full force and effect until the applicable statute of limitations for claims made thereunder shall have expired.

         19. Buyer, Seller, and Principal agree to take such further action as is necessary to carry out the purpose of this Agreement, including the execution and delivery of such further instruments and documents as any party reasonably may request.

         20. Buyer, Seller and Principal agree that prior to the commencement of any action for breach of this agreement they will submit to non-binding mediation in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the action. The parties agree to negotiate in good faith to resolve the breach or enter a settlement. An arbitrator will be chosen by the Buyer and Seller. If the parties are unable to agree upon an arbitrator, an arbitrator shall be selected pursuant to the rules of the American Arbitration Association then in effect. Arbitration shall take place in Salt Lake City, Utah.

         21. This Agreement and all documents executed and delivered hereunder shall be deemed to be contracts under the laws of the State of Utah without regard to conflicts of law principles, and for all purposes shall be construed and governed in accordance with such laws. Any suit or other action to enforce any provision of this Agreement or to obtain any remedy with respect hereto shall be brought in any federal or state court with competent jurisdiction sitting in Salt Lake County, State of Utah.

         22. In the event of the commencement of any litigation or arbitration to enforce any provision of this Agreement or that is related to this Agreement, the prevailing party shall be entitled to its costs for such action, including reasonable attorney's fees, expert witness fees and other reasonable costs incurred related to such action.

         23. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:

                           (i)      if to Buyer, to:

                                    Wolfe & Associates, Inc.
                                    5325 Wyoming Boulevard, N.E., Suite 200,
                                    Albuquerque, NM 87109
                                    Fax No. (505) 821-1741

                           (ii)     if to SOS, to:

                                    SOS Staffing Services, Inc.
                                    1415 South Main Street
                                    Salt Lake City, Utah  84115
                                    Attn:  Legal Department
                                    Fax No. (801) 486-3131

                           (iii)    if to Seller to:

                                    Tirumala V. Chaparala
                                    NeoSoft, Inc.
                                    25 First Street, Suite 105
                                    Cambridge, MA  02141
                                    Fax No. (617) 577-7999

                           (iv)     if to Principal to:

                                    Tirumala V. Chaparala
                                    NeoSoft, Inc.
                                    25 First Street, Suite 105
                                    Cambridge, MA  02141
                                    Fax No. (617) 577-7999

                           (v)      if to Seller or Principal, Copy to:

                                    Scott M. Stanton, Esq.
                                    Gary Cary Ware Freidenrich LLP
                                    4365 Executive Drive, Suite 1600
                                    San Diego, CA 92121
                                    Fax No. (619) 677-1477

         Any party may change its address for notice hereunder by written notice to the parties hereto.

         24. Any term or provision of this Agreement that is invalid or unenforceable shall not affect the validity and enforceability of the remaining terms and provisions of this Agreement.

         25. Each party shall bear its own costs and expenses incurred in connection with this Agreement, including any fee to be paid to a broker.

         26. Each party acknowledges that it has sought the advice (or has had the opportunity to do so) of competent legal counsel and tax advisors with respect to the subject matter of this Agreement and the legal and tax consequences of entering this Agreement.

         27. This Agreement, together with the exhibits incorporated herein, constitutes the entire agreement of the parties with respect to the subject matter herein. This Agreement may only be modified by written instrument executed by the parties hereto.

         28. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument. As used herein, "counterparts" shall include full copies of this Agreement signed and delivered by facsimile transmission, as well as photocopies of such facsimile transmission.

         29. Time is of the essence of this Agreement and all its provisions.

         30. SOS hereby guarantees the performance of Buyer of each provision of this Agreement. If Buyer fails to perform or satisfy any covenant, promise, term or condition of this Agreement, including Principal's employment agreement described in Article 14, within ten (10) days of written notice from Seller or Principal to SOS, SOS shall perform or cause Buyer to perform or satisfy such covenant, promise, term or condition.






                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.

DATED this       day of July, 1998.          DATED this       day of July, 1998.
           -----                                        -----

Buyer                                        SOS

Wolfe & Associates, Inc., by:                SOS Staffing Services, Inc. by:




-------------------------------                    -----------------------------
Peter R. Sollenne, Chairman and                    JoAnn W. Wagner, Chairman and
Chief Executive Officer                            Executive Vice President

DATED this       day of July, 1998.          DATED this       day of July, 1998.
           -----                                        -----

Seller                                       Shareholder

Neosoft, Inc.                                Sujana Chaparala



-----------------------------------------              -------------------------
Tirumala V. Chaparala, in his capacity as              Sujana Chaparala
President of Seller as an individual Principal and Shareholder and as trustee for Rohit Chaparala and Sindura C. Chaparala, Shareholders

                                    EXHIBIT A

                                    EXHIBIT A

The following assets are to be purchased assumed by Buyer from Seller:

(a) The real property lease for the demised premises located at 25 First Street, Suite 105, Cambridge, Massachusetts, 02141, together with all rights and privileges under said lease to real property subject to said lease; and

(b) All papers and records in Seller's care, custody or control relating to the operational aspects of Seller's consulting business or any of the Assets to be transferred under this Agreement, including but not limited to all personnel and labor relations records of Seller's employees hired by Buyer, environmental control records, sales records, accounting and financial records, maintenance and production records, except that Seller shall either have unlimited access to or copies of such records; and

(c) All records in any way related to Seller's customers, business, employees (which are hired by Buyer), etc. that are maintained at any location, except for Seller's corporate minute books and other documents related solely to Seller's corporate affairs or governance;

(d) To the extent of Seller's interest, the telephone numbers of Seller, to wit:
(617) 577-7888 and all other telephone numbers listed or used by Seller (Seller shall transfer any right or interest it might have in such numbers to Buyer) ; and

(e) To the extent of Seller's interest, the facsimile telephone numbers of Seller, to wit: (617) 577-7999 (Seller shall transfer any right or interest it might have in such numbers to Buyer) ; and

(f) E-mail domain address of Seller; and

(g) All of Seller's intangibles relating to its consulting business, including:

         (i) all assumed business or trade names to the extent such trade names are used in connection with providing outsourcing, consulting or staffing services, including temporary help services, payroll services, permanent placement or employee leasing. Such names to be transferred include but are not limited to: "Neosoft," and all other assumed business names and trade names owned or used by Seller; and all other slogans, trademarks and service marks related to Seller; and

         (ii) for any of Seller's employees hired by Buyer, their complete personnel files, work histories, employment agreements between Seller and employees of Seller, employee Confidentiality and non-compete agreements between Seller and employees of Seller, and all other documents related to employees of Seller which are hired by Buyer; and

         (iii) all customer lists, including but not limited to all telephone numbers, credit histories, sales histories and other documents related to Seller's customers; and

         (iv)  Seller's goodwill; and

         (v)      all other intangibles of Seller; and

(h)      All proprietary and other software and hardware; and

(i) All operational assets of Seller including, but not limited to all inventory, office furniture, phones, electronic and computer equipment and all other equipment used by Seller to conduct business which are listed in Exhibit B; and

(j) All prepaid expenses relating to any of the assets, facilities, and operations being taken over by Buyer, including any deposits used in the normal operation of Seller's business such as deposits for rent or security which were or are required by the terms of any real property lease (excludes voluntary pre-payments not required by any lease), all utility deposits, and any other equipment lease deposits, all of which are more particularly described in Exhibit B.

(k) All accounts receivable existing at the start of business on July 1, 1998 as more particularly described in Exhibit C

                                    EXHIBIT B

[Exhibit B consists of the asset inventory and a description of and all leasehold, rent, security and utility deposits to be provided by Seller]

                                    EXHIBIT C

[Exhibit C is a description of all accounts receivable as of July 1, 1998, the Effective Date]

                                    EXHIBIT D

                                    Exhibit D

The real property lease for the demised premises located at:

25 First Street, Suite 105, Cambridge, Massachusetts, 02141

Agreements between Neosoft and other corporations.

Employment agreements.

                                    EXHIBIT E

                                    Exhibit E

Buyer agrees that it shall be responsible for all costs, expenses and fees associated with transferring the H-1B visas of Seller's employees to Buyer.

                                    EXHIBIT F

                                       30
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                                    Exhibit F

                     EMPLOYMENT AND NONDISCLOSURE AGREEMENT
                     --------------------------------------



         THIS EMPLOYMENT AND NONDISCLOSURE AGREEMENT (the "Agreement") is entered into this of July, 1998 by and between Wolfe & Associates, Inc., a New Mexico corporation (the "Company"), and Tirumala V. Chaparala ("Chaparala").

         WHEREAS, the Company desires to employ Chaparala based on the terms and conditions of this Agreement; and

         WHEREAS, Chaparala desires to accept such employment on the terms and conditions of this Agreement.

         Accordingly, the parties agree as follows:

         1.       Employment, Duties and Acceptance.
                  ----------------------------------

                  1.1 Employment by the Company. The Company hereby agrees to employ Chaparala as a full-time employee of the Company in the position of Vice President, NeoSoft Division for the Company's Neosoft Division, Cambridge, Massachusetts, for the Term as hereinafter defined, to render such services and to perform such duties as the Management of the Company shall reasonably request (for purposes of this agreement, "Management" means any officer of the Company or any person designated by the officers of the Company at their sole discretion to whom Chaparala reports). Chaparala's primary duties shall be to supervise and manage the Company's Neosoft Division based in Cambridge, Massachusetts. Notwithstanding the foregoing, Chaparala's position and duties may be reasonably modified or changed from time to time at the discretion of the management without additional compensation. Chaparala shall also serve during all or any part of the Term in any other office (office does not refer to any physical office) to which he may be appointed or elected without any compensation therefor other than that specified in this Agreement. Any material change to Chaparala's position or duties, including relocation, must be agreed to by Chaparala. A refusal by Chaparala shall not diminish his status or position with the Company.

                  1.2 Acceptance of Employment by Chaparala. Chaparala hereby accepts such continued employment and shall render the services described above. Chaparala will faithfully, and at all times, and to the best of his ability, experience and talents, perform all of the duties which are required of him under this Agreement, including devoting of his full business time to and for the exclusive benefit of the Company, and shall keep free from conflicting

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enterprises or any other  activities  which would be detrimental to or interfere with the business of the Company or the devotion of his full time to the business of the Company. Chaparala agrees to use his best efforts to comply with any and all instructions that management may give him from time to time, and to promote and maintain the success, quality, professionalism and reputation of the Company.


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


         2. Term of Agreement and Employment. The term of this Agreement and Chaparala's employment hereunder (the "Term") shall commence on July 1, 1998 (the "Commencement Date") and shall continue for a period of three (3) years thereafter (such period may hereinafter be referred to as the "Initial Term"). Thereafter, the Term shall be extended automatically on each anniversary of the Commencement Date for successive one (1) year periods unless either the Company or Chaparala give not less than ninety (90) days written notice of its or his intent not to extend the contract. As used in this Agreement, "Term" shall mean and include the Initial Term of Chaparala's employment with the Company and any extension thereof.

         3.       Compensation and Other Benefits.
                  --------------------------------

                  3.1 Compensation. As compensation for services to be rendered pursuant to this Agreement, the Company shall pay Chaparala, during the Term, a salary of not less than $60,000.00 per annum (the "Annual Salary"), subject to such increases as the Management may, at its discretion, approve.

                   3.2 Expenses. Chaparala shall be entitled to reimbursement of his reasonable expenses incurred related to the performance of his duties hereunder pursuant to the Company's expense reimbursement program. The expenses covered by such policy include mileage reimbursement for business related travel or reimbursement for actual allowable automobile expenses or mileage, reimbursement for other business related travel, entertainment of potential and current customers of the Company, etc. Chaparala shall submit to the Company receipts and the Company's expense reimbursement report. The Company shall reimburse Chaparala within a reasonable time (not to exceed thirty (30) days) after the appropriate Company employee receives the expense reimbursement report and supporting documentation.

                  3.3 Other Compensation. Chaparala shall be eligible for such other compensation, whether in the form of stock options, stock appreciation rights, restricted stock awards or otherwise, in such amounts and upon such terms and conditions as the Board of Directors (or a compensation committee thereof) may, at its discretion, approve. All compensation described in Articles
3.2 and 3.3, shall be collectively referred to as "Additional Compensation."

                  3.4 Payment. The Annual Salary and the Additional Compensation shall be payable in accordance with the applicable payroll and/or other compensation policies and plans of the Company as from time to time in effect, less such deductions as shall be required to be withheld by applicable law and regulations.

                  3.5 Participation in Employee Benefit Plans. Chaparala shall be permitted, during the Term to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, nonqualified deferred compensation plan, similar benefit plan or other so-called "fringe benefits" of the Company for which he may be eligible pursuant to the terms of such plans on the same terms and conditions as other employees of the Company.

         4.        Nondisclosure.
                   --------------

                  4.1 Non-Competition Covenants. Chaparala shall comply with all non-competition covenants and the Company shall have all remedies as set forth in Section 3 of the Asset Purchase Agreement between the Company, SOS Staffing Services, Inc. and NeoSoft, Inc., dated July 1, 1998 (the "Asset Purchase Agreement").

                  4.2 Nondisclosure Covenant. During the Covenant Period, as defined in the Asset Purchase Agreement, Chaparala shall not, without the prior written consent of the Company, intentionally, reveal, make accessible, or disseminate to any person not an employee of the Company, or to any other entity, or use for the benefit of himself or others, the Trade Secrets and any and all other confidential matters of the Company. "Trade Secret" means information, including a formula, pattern, compilation, program, device, method, technique, or process that: (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Chaparala covenants and agrees during the Covenant Period that he shall not exploit for his own benefit, or the benefit of others, personal relationships with customers, suppliers or agents of the Company in a manner that would or may adversely affect the Company.

                  4.3 Property of the Company. All of the Company's Trade Secrets, and all tangible items, including, without limitation, all memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of Chaparala, or made available to Chaparala relating to the past, existing, or contemplated business or work of the Company, other than purely personal matters, are and shall remain the Company's exclusive property and shall be delivered to the Company promptly upon the termination of Chaparala's employment (whether for Cause or otherwise) or at any other time on request of the Company.

                  4.4 Rights and Remedies upon Breach. If Chaparala breaches any of the provisions of Articles 4.2, or 4.3 (collectively, the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                  4.4.1 Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed by the parties hereto that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

                  4.4.2 Accounting. Upon the determination, judgment or finding of a court of competent jurisdiction or an arbitrator under binding arbitration hereunder that Chaparala has breached the terms of the Restrictive Covenants, the right and remedy to require Chaparala to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Chaparala as the result of any transactions constituting a breach of the Restrictive Covenants.

         5.       Termination of Agreement and Employment.
                  ----------------------------------------

                  5.1 Termination upon Death. If Chaparala dies during the Term, this Agreement and Chaparala's employment hereunder shall terminate, except that Chaparala's legal representatives, successors, heirs or assigns shall be entitled to receive the Annual Salary, the Additional Compensation, other accrued benefits, if any, earned up to the date of Chaparala's death; provided, however, if any Additional Compensation or other benefits are governed by the provisions of any written employee benefit plan or policy of the Company, any written agreement contemplated thereunder, or any other separate written agreement entered into between Chaparala and the Company, the terms and conditions of such plan, policy or agreement shall control in the event of any discrepancy or conflict with the provisions of this Agreement regarding such Additional Compensation or other benefit upon the death, termination or disability of Chaparala pursuant to this Article 5.

                  5.2 Termination for Cause. The Company has the right, at any time during the Term, subject to all of the provisions hereof, exercisable by serving notice, effective in accordance with its terms, to terminate this Agreement and Chaparala's employment hereunder and discharge Chaparala for "Cause" (as hereinafter defined). If such right is exercised, the Company's obligation to Chaparala shall be limited to the payment of any unpaid Annual Salary, Additional Compensation and other benefits, if any, accrued up to the effective date (which shall not be retroactive) specified in the Company's notice of termination. As used in this Article 5.2, the term "Cause" shall mean and include (i) breach by Chaparala of the material terms of Article 4 of this Agreement, (ii) wrongful misappropriation of any money or other assets or properties of the Company or any subsidiary or affiliate of the Company, (iii) the conviction of Chaparala for any felony, (iv) use of illegal drugs, (v) use of alcohol if such use renders Chaparala unable to perform the essential functions of his job, (vi) Chaparala's gross moral turpitude relevant to his office or employment with the Company or any subsidiary or affiliate of the Company ("gross moral turpitude" as used herein shall mean any act involving dishonesty, fraud or deliberate misrepresentation, (vii) Chaparala's violation of the Company's sexual harassment or anti-discrimination policy, or (vii) Chaparala's violation of other established Company policies, whether currently in place or adopted during the Term, where such violations ordinarily result in termination.

                  5.3 Suspension upon Disability. If during the Term, Chaparala becomes physically or mentally disabled, whether totally or partially, as evidenced by the written statement of (2) competent physicians licensed to practice medicine in the United States, so that Chaparala is unable to substantially perform his services hereunder for (i) a period of six consecutive months, or (ii) for shorter periods aggregating six months during any twelve-month period, the Company may at any time after the last day of the six consecutive months of disability, or on the day on which the shorter periods of disability equal an aggregate of six months, by written notice to Chaparala, suspend Chaparala's employment and the performance of the Company's obligations hereunder, including payments of the Annual Salary, Additional Compensation and other benefits. If at any time Chaparala shall no longer be disabled, as evidenced by the written statement of two (2) competent physicians licensed to practice medicine in the United States, the Company may, at its election, fully reinstate this Agreement and Chaparala's employment hereunder, and all of the terms of this Agreement, including payment of the Annual Salary, shall resume in full force for the balance of the Term. Nothing in this Article 5.3 shall be deemed, however, to extend the Term. Additionally, nothing in this Article 5.3 shall limit or diminish Company's obligations towards Chaparala with respect to the Americans with Disabilities Act of 1990, as amended, the Family and Medical Leave Act of 1993, as amended, or any similar state laws.

                  5.4 Termination other than for Cause. During the Term, the Company may terminate Chaparala's employment other than for Cause by (i) serving written notice of termination to Chaparala and (ii) enclosing with the notice a check in the amount of the Annual Salary then in effect for the remainder of the Term. If Chaparala's employment is terminated per this paragraph 5.4, Company's liability under this Agreement shall be limited to the Annual Salary payable for the remainder of the Term and any Additional Compensation accrued and owing on the date of such termination.

                  5.5 Termination by Chaparala for Good Reason. During the Term, Chaparala may terminate his employment with Company for Good Reason by serving notice of resignation to the company with a description of the circumstances giving rise to the Good Reason. "Good Reason" means one or both of the following events that occurs without Chaparala's express written consent during the Term;
(i) the relocation of the principal place of Chaparala's employment to a location that is more than thirty (30) miles from Cambridge, Massachusetts, without Chaparala's consent; or (ii) a significant decrease in Chaparala's responsibilities and duties. If Chaparala's employment is terminated per this paragraph 5.5, the Company's liability under this Agreement shall be limited to the Annual Salary payable for the remainder of the Term and any Additional Compensation accrued and owing on the date of such termination.

         6. Insurance. The Company may, from time to time, apply for and take out, in its own name and at its own expense, naming itself or others as the designated beneficiary (which is may change from time to time), policies for health, accident, disability or other insurance upon Chaparala in any amount or amounts that it may deem necessary or appropriate to protect its interest. Chaparala agrees to aid the Company in procuring such insurance by submitting to reasonable medical examinations and by filling out, executing and delivering such applications and other instruments in writing as may reasonably be required by an insurance company or companies to which any application or applications for insurance may be made by or for the Company.

         7. Continuing Obligations. Notwithstanding the expiration or early termination of the Term of this Agreement pursuant to Article 2 or Article 5 hereof, respectively, any provision of this Agreement calling for performance by any party after such expiration or termination, including, without limitation, the obligations of Chaparala set forth in Article 4 hereof, shall continue in full force and effect.

         8.       Other Provisions.
                  -----------------

                  8.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:

                           (i)      if to the Company, to:

                                    Wolfe & Associates, Inc.
                                    5325 Wyoming Boulevard, N.E., Suite 200
                                    Albuquerque, NM 87109
                                    Fax No. (505) 821-1741

                                    Copy to:

                                    SOS Staffing Services, Inc.
                                    1415 South Main Street
                                    Salt Lake City, UT  84115
                                    Attn:  Legal Department
                                    Fax No. (801) 486-3131

                           (ii)     if to Chaparala to:

                                    Tirumala V. Chaparala
                                    NeoSoft, Inc.
                                    25 First Street, Suite 105
                                    Cambridge, MA  02141
                                    Fax No. (617) 577-7999

                                    Copy to:

                                    Scott M. Stanton, Esq.
                                    Gary Cary Ware Freidenrich LLP
                                    4365 Executive Drive, Suite 1600
                                    San Diego, CA 92121
                                    Fax No. (619) 677-1477

                  Any party may change its address for notice hereunder by written notice to the parties hereto.

                  8.2 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto; provided, however, that nothing herein shall in any way limit the obligation, rights or liabilities of the parties under any written stock option agreement separately entered into by the parties.

                  8.3 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to conflicts of laws principles.

                  8.5 Arbitration. Each party agrees that with respect to any dispute related to or arising out of this Agreement or Chaparala's employment with the Company that the parties shall submit to binding arbitration in accordance with the Arbitration Rules for Employment Contracts of the American Arbitration Association in effect at the time of the action. The parties agree to negotiate in good faith to resolve the breach or enter a settlement. An arbitrator will be chosen by the parties. If the parties are unable to agree upon an arbitrator, an arbitrator shall be selected pursuant to the rules of the American Arbitration Association then in effect. Arbitration shall take place in Salt Lake City, Utah.

                  8.6 Assignment. This Agreement, and any rights and obligations hereunder, may not be assigned by either party hereto without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned by the Company to its parent company (SOS Staffing Services, Inc., a

Utah corporation ("SOS")) or any subsidiary of SOS without Chaparala's consent. An assignment to SOS or any affiliate of SOS shall not diminish or interfere with any right, including vesting, of any employee benefit plan in which Chaparala participates.

                  8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  8.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Wolfe & Associates, Inc.



By:   -----------------                             ---------------------
      Peter R. Sollenne                             Tirumala V. Chaparala
      Chairman and CEO